SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 19, 2016

Date of Report (Date of earliest event reported)

Endurance Specialty Holdings Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	1-31599	98-0392908
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Waterloo House, 100 Pitts Bay Road, Pembroke HM 08, Bermuda

(Address of principal executive offices, including zip code)

(441) 278-0400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The 2016 Annual General Meeting of Shareholders of the Endurance Specialty Holdings Ltd. (the “Company”) was held on May 19, 2016. Proxies with regard to the matters voted upon at the Annual General Meeting were solicited under Regulation 14A of the Securities Exchange Act of 1934, as amended. Set forth below is a brief description of each matter voted upon at the Annual General Meeting and the results of voting on each such matter.

Proposal No. 1 — Election of Directors

Election of fourteen directors to the Board of Directors of the Company.

Name	Votes For	Votes Withheld	Broker Non-Votes
John T. Baily	58,359,802	775,447	3,189,881
Norman Barham	43,032,039	16,103,210	3,189,881
Galen R. Barnes	57,305,863	1,829,386	3,189,881
William H. Bolinder	58,145,106	990,143	3,189,881
Philip M. Butterfield	58,507,971	627,278	3,189,881
Steven W. Carlsen	58,401,396	733,853	3,189,881
John R. Charman	57,226,221	1,909,028	3,189,881
Morgan W. Davis	57,970,425	1,164,824	3,189,881
Susan S. Fleming	57,429,081	1,706,168	3,189,881
Nicholas C. Marsh	58,919,519	215,730	3,189,881
Scott D. Moore	58,626,463	508,786	3,189,881
William J. Raver	58,619,511	515,738	3,189,881
Robert A. Spass	57,226,363	1,908,886	3,189,881
Ian M. Winchester	58,918,930	216,319	3,189,881

Proposal No. 2 — Appointment of Ernst & Young as the Company’s independent registered public accounting firm for the year ending December 31, 2016 and the authorization of the Board of Directors, acting through the Audit Committee, to set the fees for the independent auditors.

Votes For	Votes Against	Abstentions	Broker Non-Votes
61,733,926	573,890	17,314	0

Proposal No. 3 — Non-binding advisory vote on the compensation of the Company’s named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
42,087,688	17,015,746	31,815	3,189,881

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 19, 2016

By:	/s/ John V. Del Col
Name:	John V. Del Col
Title:	General Counsel & Secretary

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